UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2012

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors of PMC-Sierra, Inc. (the “Company”) has expanded the Company’s equity program to include performance-based awards. In connection therewith, on August 27, 2012, the Committee granted to Chief Executive Officer and President Gregory S. Lang an award of performance-based vesting restricted stock units (the “Award”) pursuant to the terms of the Company 2008 Equity Plan (as Amended and Restated on February 9, 2012) and the form Restricted Stock Unit Agreement (Performance-Based Vesting Award) approved by the Committee for such Award (the “Award Agreement”).

Under the Award, Mr. Lang was granted up to 105,000 restricted stock units covering shares of the Company’s common stock (the “RSUs”), subject to the achievement of performance goals over the applicable performance period. Specifically, the number of RSUs that will become earned (“Earned RSUs”) will be based on the degree to which the Company achieves its internal revenue target during the performance period commencing on January 2, 2012 and ending December 29, 2012, adjusted to exclude revenue from any merger and acquisition activity (the “Adjusted Revenue”), as follows:

Performance Level	Percentage Performance Level of Adjusted Revenue Target	Percentage of the Target Number of RSUs	Number of Earned RSUs
Threshold	75%	50%	35,000
Target	100%	100%	70,000
Maximum	120%	150%	105,000

Actual results of the Company’s Adjusted Revenue that fall between the performance levels set forth above will be determined on a straight line interpolation basis. In addition, in the event that the threshold performance level Adjusted Revenue set forth above is not achieved, the Committee has the discretion to determine that a specified number of RSUs nevertheless will be deemed Earned RSUs.

The Earned RSUs will vest 50% on May 25, 2013 and 25% on each of May 25, 2014, and May 25, 2015, with the underlying shares of Company common stock to be issued to Mr. Lang as soon as practicable after the applicable vesting date but no later than the end of the calendar year in which vesting occurs or (if later) the fifteenth day of the third calendar month following the applicable vesting date.

Generally, if Mr. Lang’s continuous status as an employee, consultant or director ceases for any reason prior to an applicable vesting date, then all unvested RSUs subject to the Award will be cancelled at such time; provided that, in the case of Mr. Lang’s Award, if his employment terminates in a manner that entitles him to the acceleration benefits described under Section 8 or Section 9 of the Amended and Restated Executive Employment Agreement by and between the Company and Mr. Lang effective as of February 22, 2012 (the “Employment Agreement”) previously filed as Exhibit 10.22 on the Company’s Form 10-K filed on February 28, 2012, solely for purposes of determining the number of shares of Company common stock underlying the Award that will vest upon such a termination of employment (i) to the extent the Committee has not determined the number of Earned RSUs as of the date of termination, the target number of 70,000 RSUs will become vested and (ii) such acceleration benefits will be calculated as of Mr. Lang’s “separation from service” (as described in the Employment Agreement).

Prior to the issuance of shares of Company common stock following the vesting of the RSUs, Mr. Lang may not transfer any interest in the RSUs or in the shares of Company common stock underlying the RSUs, except that if any RSUs have vested but remain subject to issuance at the time of Mr. Lang’s death, such RSUs may be transferred pursuant to Mr. Lang’s will or the laws of descent and distribution. In addition, Mr. Lang does not have any stockholder rights, including voting or dividend rights, until the shares of Company common stock underlying the RSUs vest and are issued by the Company following the collection of any withholding taxes.

The foregoing summary of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	PMC-Sierra, Inc. Restricted Stock Unit Agreement (Performance-Based Vesting Award) between PMC-Sierra, Inc. and Gregory S. Lang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel, Corporate Secretary

Date: August 30, 2012

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